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                                            Exhibit 14

               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form N-14 of our report dated January 29, 1998, on our audits of the financial statements of the Global Value Limited Partnership.
We also consent to all references to our firm in this registration statement.

                             /s/  Coopers & Lybrand L.L.P.


Boston, Massachusetts
May 1, 1998

47180060.AY7